UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)         May 12, 2006

Community Capital Bancshares, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Georgia
(State or Other Jurisdiction of Incorporation)

000-25345	58-2413468
(Commission File Number)	(IRS Employer Identification No.)

2815 Meredyth Drive, Albany, Georgia	31707
(Address of Principal Executive Offices)	(Zip Code)

(229) 446-2265
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On June 2, 2006, Community Capital Bancshares, Inc. (the “Company”) and its wholly owned subsidiary, Albany Bank & Trust, N.A. entered into a Separation Proposal (the “Agreement”) with Atlantic Bank Holdings, Inc. and its proposed federal savings bank, Atlantic Bank & Trust (in organization) (collectively, “Atlantic”) regarding the Company’s decision not to pursue the formation of a new thrift in Charleston, South Carolina. The Company has withdrawn its application with the Office of Thrift Supervision for a federal thrift charter and Atlantic has filed independent applications for a thrift charter and deposit insurance. Upon the receipt of a federal thrift charter for Atlantic Bank & Trust, Atlantic will have no financial or management affiliation with the Company.

Pursuant to the terms of the Agreement, the Company will maintain its loan production office in Charleston, South Carolina until November 30, 2006, or a later date as agreed to by the parties if Atlantic has not received its thrift charter on or before November 30, 2006. The new organizers of Atlantic will continue to operate the loan production office and will pay the Company $44,000 per month beginning June 1, 2006 in management, rent and IT fees. The Agreement also grants Atlantic the right to purchase from the Company the building located at 152 East Bay Street, Charleston, South Carolina at a purchase price equal to no less than $1,825,000. The Company had intended to use this location as the main office of its proposed thrift. Additionally, pursuant to the terms of the Agreement, the employment agreements between Hal E. Cobb, Dean Lang, Mark Barone and Chris Landers and the Company will be terminated. These individuals will be released from their non-competition obligations to the Company and will continue as at-will employees of Albany Bank & Trust through November 30, 2006, in connection with the operation of the loan production office. The Agreement also provides for the division of expenses related to the continued operation of the loan production office and the organization of Atlantic.

The Separation Proposal is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.02.`Results of Operations and Financial Condition.

On May 12, 2006, the Company issued a press release regarding its financial results for the quarter ended March 31, 2006. The Company's press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and incorporated by reference herein.

The information in this Item 2.02 of this Current Report on Form 8-K and Exhibit 99.2 attached hereto shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01     Financial Statements and Exhibits

(d) Exhibits:

99.1	Separation Proposal dated June 2, 2006 between the Company and Atlantic Holdings, Inc. and its proposed federal savings bank, Atlantic Bank & Trust (in organization)

99.2	Press Release dated May 12, 2006 regarding the Company’s earnings for the quarter ended March 31, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMMUNITY CAPITAL BANCSHARES, INC.

Dated: June 8, 2006
By: /s/ David J. Baranko
Name: David J. Baranko
Title: Chief Financial Officer